Validus Holdings, Ltd.
29 Richmond Road
Pembroke, HM 08 Bermuda

VALIDUS HOLDINGS COMPLETES ACQUISITION OF WESTERN WORLD

PEMBROKE, BERMUDA, OCTOBER 2, 2014 - Validus Holdings, Ltd. (NYSE: VR) (“Validus”) today announced that it has completed its acquisition of Western World Insurance Group, Inc. (“Western World”). Western World, through its subsidiaries, is a specialty lines insurance company with a 50 year track record of profitability and is a pioneer in the binding authority business model.

Ed Noonan, Validus’ Chairman and Chief Executive Officer, stated, “The acquisition of Western World is another important step in building our global specialty insurance business. Western World is an excellent company which complements our market leading short-tail operations in Bermuda and London, and holds tremendous potential for expansion of products and capabilities in the world’s largest insurance market. Our teams are working to ensure a seamless integration which maximizes our collective market opportunities. As a leading global insurance and reinsurance company, we are delighted to be expanding our presence in the U.S. market.”

Tom Mulligan, Western World’s Chief Executive Officer, added, “The Western World team is very proud of the franchise we have built and is excited about our future as a key contributor to Validus. We look forward to working with Validus to provide additional products and capacity to our agents and customers.”

Under the terms of the transaction, Western World’s owners received $690.0 million in cash in exchange for 100% of the outstanding stock of Western World. The purchase price was subject to adjustment based on pre-closing payments to shareholders, transaction expenses and the timing of closing. Validus funded the transaction with cash on hand. Western World will continue to operate as a standalone business led by current management.

About Validus Holdings, Ltd.

Validus Holdings, Ltd. is a provider of reinsurance, insurance, and insurance linked securities management operating through three primary segments, Validus Reinsurance, Ltd., Talbot Holdings Ltd. and AlphaCat Managers, Ltd. Validus Reinsurance, Ltd. is a Bermuda based reinsurer focused on short tail lines of reinsurance. Talbot Holdings Ltd. is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. AlphaCat Managers, Ltd. is a Bermuda based investment adviser managing capital for third parties and the Group in insurance linked securities and other property catastrophe reinsurance investments.

About Western World

Western World Insurance Group, Inc., through its subsidiaries, is a specialty U.S. commercial insurer, offering insurance products on a surplus lines and admitted basis. Western World’s three operating companies are domiciled in New Hampshire and are headquartered in Franklin Lakes, New Jersey.

Validus Holdings, Ltd.
29 Richmond Road
Pembroke, HM 08 Bermuda

Cautionary Note Regarding Forward-Looking Statements

This press release may include forward-looking statements, both with respect to Validus and Western World and their industries, that reflect their current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Validus’ and Western World’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Validus and Western World believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) adequacy of Validus’ risk management and loss limitation methods; 3) rating agency actions; 4) failure to realize the anticipated benefits of the proposed transaction; 5) competition in the insurance and reinsurance markets; 6) cyclicality of demand and pricing in the insurance and reinsurance markets; 7) retention of key personnel; 8) customers' reactions to the transaction and to products that may be offered by Validus or Western World in the future; 9) potential loss of business from one or more major insurance or reinsurance producers, as well as Validus and Western World management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of Validus on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or Western World or their respective businesses or operations. Each forward-looking statement speaks only as of the date of the particular statement and, except as may be required by applicable law, Validus undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investors:
Validus Holdings, Ltd.
Investor.Relations@ValidusHoldings.com
+1-441-278-9000
or
Media:
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Radina Russell / Josh Gerth
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